UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

STRAIGHT PATH COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 22, 2014, Straight Path IP Group, Inc. (“SPIPG”), a subsidiary of Straight Path Communications Inc., jointly filed a motion in the International Trade Commission (“ITC”) to terminate the investigation with respect to respondents Sharp Corporation and Sharp Electronics Corporation (collectively, “Sharp”) in the matter of Certain Point-to-Point Network Communication Devices and Products Containing Same (the “Investigation”).   As previously disclosed in the Company’s quarterly report on Form 10-Q and annual report on Form 10-K, SPIPG had initiated the Investigation on August 1, 2013 against Sharp and numerous other entities alleging that the respondents infringed three of its key patents (U.S. Patent Nos. 6,108,704, 6,009,469, and 6,131,121).

SPIPG and Sharp have entered into a confidential settlement and patent license agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name:	Davidi Jonas
Title:	Chief Executive Officer

Dated: January 23, 2014

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